UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

TSR, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TSR, Inc.

400 OSER AVENUE

HAUPPAUGE, NY 11788

NOTICE OF POSTPONEMENT OF ANNUAL MEETING OF STOCKHOLDERS

On November 6, 2018, TSR, Inc. (“TSR” or the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) had determined to postpone the Annual Meeting of Stockholders (“the 2018 Annual Meeting”), which was originally scheduled to be held on November 28, 2018.

The Board decided to postpone the meeting in order to provide the Company with additional time to review and respond to Zeff Capital, L.P.’s stockholder proposals. The Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on September 27, 2018. The Company will be filing a revised proxy statement with the SEC, which will contain additional information. The postponement will provide the stockholders additional time to review and consider such information prior to the annual meeting.

In reaching its determination, the Board also noted the uncertainty caused by the previously announced litigations brought against the Company and its directors by Fintech Consulting LLC and against the Company and its current and certain former directors by Susan Paskowitz.

In addition, as previously disclosed, the Board established a Special Committee of the Board, comprised of independent directors, to consider various strategic alternatives to maximize stockholder value, including a potential sale of the Company. The Company had originally anticipated that the Special Committee’s deliberations would be completed prior to the 2018 Annual Meeting. However, the Special Committee’s assessment is ongoing. The postponement will provide the Special Committee additional time to consider and evaluate whether any strategic alternatives are in the best interest of the Company’s stockholders.

The Company will publically disclose a new date, time and location for the meeting. If necessary, the Company will determine and announce a new record date and a new deadline for the receipt of any stockholder proposals.

By Order of the Board of Directors, John G. Sharkey, Secretary

Hauppauge, New York

November 6, 2018

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders

In connection with the Company’s 2018 Annual Meeting of Stockholders, the Company filed a definitive proxy statement with the SEC on September 27, 2018. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. Copies of the definitive proxy statement and other documents filed by the Company can be obtained without charge at the SEC’s web site at www.sec.gov or at https://www.tsrconsulting.com/investor-relations.php.